UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2014

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 001-14330

Delaware	57-1003983
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300

Charlotte, North Carolina 28269

(Address of principal executive offices, including zip code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 23, 2014, Polymer Group, Inc. (the “Company”) provided a notice of its election to redeem $56.0 million aggregate principal amount of the Company’s 7.75% Senior Secured Notes due 2019 (the “Redeemed Notes”) issued under the Indenture, dated as of January 28, 2011 (the “Base Indenture”), among the Company, the guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 20, 2013 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, the guarantors party thereto and the Trustee. The Redeemed Notes will be redeemed on July 23, 2014 (the “Redemption Date”) at a redemption price of 103.0% of the aggregate principal amount plus any accrued and unpaid interest, to, but excluding, the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: June 23, 2014	By:	/s/ Daniel L. Rikard
	Name:	Daniel L. Rikard
	Title:	Senior Vice President, General Counsel and Secretary